UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2003, as amended October 30, 2003

FASTENAL COMPANY

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-16125	41-0948415
(Commission file number)	(I.R.S. Employer Identification No.)

2001 Theurer Boulevard Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

(507) 454-5374

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

The following is furnished herewith:

(c) Exhibits

99.1	Web Release dated October 17, 2003 (amended October 30, 2003) providing corrected Customer Service Project (or CSP) converted store operating statistics

Item 9. Regulation FD Disclosure.

The Registrant hereby incorporates by reference, in response to this Item 9, the information set forth in Item 12 below and the information contained in the web release attached as an exhibit to this amended report.

Item 12. Results of Operations and Financial Condition.

The Registrant began a store conversion project (which is referred to by the Registrant as the Customer Service Project or CSP) during 2002. As announced in a press release issued on October 10, 2003, the Registrant posted on its web site on October 17, 2003 certain operating statistics associated with the Customer Service Project. A Current Report on Form 8-K was filed by the Registrant on October 20, 2003 identifying the web release and including the text of the web release as an exhibit. The Registrant subsequently discovered that the information contained in the web release regarding operations in the third quarter of 2003 of existing stores converted to the CSP format in the fourth quarter of 2002 was incorrect. The web release attached as an exhibit to this amended report and incorporated herein by reference, which will be posted by the Company to its web site following the filing of this amended report, reflects the corrected information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2003

FASTENAL COMPANY

By:	/s/ Daniel L. Florness
Daniel L. Florness Chief Financial Officer

INDEX TO EXHIBITS

99.1	Web Release dated October 17, 2003 (amended October 30, 2003) providing corrected Customer Service Project (or CSP) converted store operating statistics	Electronically Filed